Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Completes Acquisition of Siuslaw Financial Group, Inc.

WALLA WALLA, WASHINGTON –  March 9, 2015 –  Banner Corporation (“Banner”) (NASDAQ: BANR), the holding company for Banner Bank and Islanders Bank, today announced that effective March 6, 2015, it had completed the acquisition of Siuslaw Financial Group, Inc. (“Siuslaw”) (OTCQB: SFGP) and its wholly-owned subsidiary, Siuslaw Bank, of Florence, Oregon.  Pursuant to the previously announced terms of the merger, Siuslaw shareholders are receiving $1.41622 in cash and 0.32231 of a share of Banner common stock in exchange for each share of Siuslaw common stock.  Immediately prior to the merger, each outstanding share of Siuslaw preferred stock automatically converted to one share of Siuslaw common stock with the preferred shareholders receiving the same merger consideration as the other Siuslaw common shareholders.

 “We are pleased to announce the completion of the merger and to have Siuslaw Bank’s shareholders, employees and customers join the Banner Bank team,” stated Mark Grescovich, Banner’s President and Chief Executive Officer. “This transaction provided us a unique opportunity to expand our presence in Oregon, including our entry into Eugene which is the second largest metropolitan market in the state.  The combination of our two organizations provides the opportunity to create revenue and cost synergies while offering Siuslaw customers a broader product offering, increased lending limits and an expanded branch delivery system that stretches throughout the Pacific Northwest.”

Banner was advised in the transaction by McAdams, Wright Ragen, Inc. (now part of Robert W. Baird & Co., Inc.), as financial advisor, and Breyer & Associates PC and Silver, Freedman, Taff & Tiernan, L.L.P., as legal counsel.  Siuslaw was advised by Sandler O’Neill & Partners, L.P., as financial advisor, and Lane Powell, PC, as legal counsel.

About Banner Corporation

Banner Corporation is a $5.2 billion in assets bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region through a network of 103 branch offices with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner and Siuslaw might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets;

BANR - Press Release
March 9, 2015

(4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines;  (15) future acquisitions by Banner of other depository institutions or lines of business; (16) Banner’s pending acquisition of Starbuck Bancshares, Inc. may fail to be consummated; and (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Contacts

Banner Corporation
Mark J. Grescovich
President & CEO
Lloyd W. Baker, CFO
(509) 527-3636